EXHIBIT (xx)

                                 AMENDMENT NO. 1
                                     TO THE
                       KULICKE AND SOFFA INDUSTRIES, INC.
                    1988 EMPLOYEE INCENTIVE STOCK OPTION AND
                         NON-QUALIFIED STOCK OPTION PLAN

               (As Amended and Restated Effective October 8, 1996)

            WHEREAS, Kulicke and Soffa Industries, Inc. (the "Company") established the Kulicke and Soffa Industries, Inc. 1988 Employee Incentive Stock Option and Non-Qualified Stock Option Plan (the "Plan"), effective December 6, 1988; and

            WHEREAS, the Plan was most recently amended and restated effective October 8, 1996; and

            WHEREAS, Section 7 of the Plan provides that, subject to certain limitations, the Company's Board of Directors (the "Board") may amend the Plan at any time; and

            WHEREAS, the Company desires to amend the Plan to reflect the Board's exercise of its discretion under the Plan to limit the circumstances under which it may modify options granted under the Plan;

            NOW, THEREFORE, with respect to options outstanding on February 9, 1999, a new sentence is added to the end of subsection (j) (Modification, Extension, and Renewal of Option) of Section 5 (Terms and Conditions of Options) of the Plan to read as follows:

                  Further, notwithstanding any provision of this Plan to the contrary (other than Section 5(h)), the option price of an outstanding Option shall not, without the prior approval of the Company's stockholders, be reduced, whether through amendment, cancellation, replacement grants, or other similar means.

            IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be duly executed this ______ day of _______________, 1999.

                                    KULICKE AND SOFFA INDUSTRIES, INC.


                                    By: ___________________________________